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                                                                   Exhibit 10.19

                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT (this "Agreement") made as of the fourth day of August, 1997 by and between Thomas J. 1Sargeant, residing at 6107 Woodmont Road, Alexandria, VA 22307 (hereinafter referred to as "Executive") and Avalon Properties, Inc., a Maryland corporation, having its principal place of business at 5904 Richmond Avenue, Alexandria, VA 22303 (hereinafter referred to as the "Company").

         WHEREAS, Executive and the Company desire to enter into an Employment Agreement effective as of January 1, 1997 on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties hereto do hereby agree as follows:

         1. Term. The term of this Agreement commenced on January 1, 1997 and, unless earlier terminated as provided in Section 7 below, shall terminate on December 31, 1999 (the "Original Term"). The Original Term shall be extended automatically for additional one year periods (each a "Renewal Term"), unless notice that this Agreement will not be extended is given by either party to the other six months prior to the expiration of the Original Term or any Renewal Term. (The period of Executive's employment hereunder within the Original Term and any Renewal Terms are herein referred to as the "Employment Period.")

         2.      Employment Duties.

                 (a) During the Employment Period, Executive shall be employed in the business of the Company and its affiliates. Executive shall serve as a corporate officer with the title Chief Financial Officer/Treasurer/Secretary. In the performance of his duties, Executive shall be subject to the direction of the President of the Company and shall not be required to take direction from or report to any other person. Executive's duties and authority shall be commensurate with his title and position with the Company.

                 (b)  Executive agrees to his employment as described in this
Section 2 and agrees to devote substantially all of his working time and efforts to the performance of his duties under this Agreement; provided that nothing herein shall be interpreted to preclude Executive from (i) participating with the prior written consent of the Board of Directors of the Company (the "Board of Directors") as an officer or director of, or advisor to, any other entity or organization that is not a customer or material service provider to the Company or a Competing Enterprise, as defined in Section 8, so long as such participation does not interfere with the performance of Executive's duties hereunder, whether or not such entity or organization is engaged in religious, charitable or other community or non-profit activities, or (ii) investing in any entity or organization which is not a customer or material service provider to the Company or a Competing Enterprise, so long as such investment does not interfere with the performance of Executive's duties hereunder.

                 (c) In performing his duties hereunder, Executive shall be available for reasonable travel as the needs of the business require. Executive shall be based in Alexandria, VA or otherwise in the





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greater Washington, D.C. metropolitan area.  Breach by either party of any of its respective obligations under this Section 2 shall be deemed a material breach of that party's obligations hereunder.

         3. Compensation/Benefits. In consideration of Executive's services hereunder, the Company shall provide Executive the following:

                 (a) Base Salary. The Company shall pay Executive an annual salary at least equal to the following amounts during the Employment Period ("Base Salary"): from January 1, 1997 through December 31, 1997, $170,000; beginning January 1, 1998, $195,000; beginning January 1, 1999, $225,000. If the Employment Period is extended beyond December 31, 1999, Executive's Base Salary shall be reviewed no less frequently than annually by the Company commencing January 1, 2000 and shall be increased to the greatest of (i) an amount equal to Base Salary for the prior year plus 5%, (ii) a factor measured by the increase, if any, in the Consumer Price Index for Wage Earners and Clerical Workers (CPI-W) (City Average for Washington, D.C.-MD-VA 1982-84 =
100), as published by the Bureau of Labor Statistics, for the prior calendar year (the "CPI Adjustment") or (iii) such greater amount as may be agreed by Executive and the Company. Base Salary shall be payable in accordance with the Company's normal business practices, but in no event less frequently than monthly.

                 (b) Bonuses. Commencing at the close of each fiscal year during the Employment Period, the Company shall review the performance of the Company and of Executive during the prior fiscal year, and the Company may provide Executive with additional compensation as a bonus if the Board of Directors, or any compensation committee hereof, in its discretion, determines that Executive's contribution to the Company warrants such additional payment and the Company's anticipated financial performance of the present period permits such payment. The bonuses hereunder shall be paid as a lump sum not later than 60 days after the end of the Company's preceding fiscal year.

                 (c) Medical Insurance/Physical. During the Employment Period, the Company shall provide to Executive and Executive's immediate family a comprehensive policy of health insurance. During the Employment Period, Executive shall be entitled to a comprehensive annual physical performed at the expense of the Company by the physician or medical group of Executive's choosing.

                 (d) Life Insurance/Disability Insurance. During the Employment Period, the Company shall keep in force and pay the premiums on the split-dollar life insurance policy referenced in the Split Dollar Insurance Agreement between the Company and Executive annexed hereto as Exhibit 1, subject to reimbursement by Executive as provided in such Split Dollar Agreement. The Company shall reimburse Executive for the cost of the comprehensive disability insurance policy, which is in effect on January 1, 1997, and shall also be responsible for any increases in premiums which become effective during the Employment Period as may be necessary to maintain the same level of insurance as in effect on January 1, 1997. Executive agrees to submit to such medical examinations as may be required in order to maintain such policies of insurance.

                 (e) Vacations. Executive shall be entitled to reasonable paid vacations during the Employment Period in accordance with the then regular procedures of the Company governing executives, not to exceed six weeks per annum in the aggregate.

                 (f) Office/Secretary. During the Employment Period, Executive shall be entitled to secretarial services and a private office commensurate with his title and duties.





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                 (g)  Other Benefits.  During the Employment Period, the
Company shall provide to Executive such other benefits, excluding severance benefits, but including the right to participate in such retirement and pension plans, as are made generally available to employees of the Company from time to time.

         4.      Expenses/Indemnification.

                 (a) During the Employment Period, the Company shall reimburse Executive for the reasonable business expenses incurred by Executive in the course of performing his duties for the Company hereunder, upon submission of invoices, vouchers or other appropriate documentation, as may be required in accordance with the policies in effect from time to time for executive employees of the Company.

                 (b) To the full extent permitted by law, the Company shall indemnify Executive with respect to any actions commenced against Executive in his capacity as an officer or director or former officer or director of the Company, or any affiliate thereof for which he may render service in such capacity, whether by or on behalf of the Company, its shareholders or third parties, and the Company shall advance to Executive on a timely basis an amount equal to the reasonable fees and expenses incurred in defending such actions, after receipt of an itemized request for such advance, and an undertaking from Executive to repay the amount of such advance, with interest at a reasonable rate from the date of the request, as determined by the Company, if it shall ultimately be determined that he is not entitled to be indemnified against such expenses. The Company agrees to use its best efforts to secure and maintain officers' and directors' liability insurance with respect to Executive.

         5.      Employer's Authority/Policies.

                 (a) General. Executive agrees to observe and comply with the rules and regulations of the Company as adopted by its Board of Directors respecting the performance of his duties and to carry out and perform orders, directions and policies communicated to him from time to time by the Board of Directors.

                 (b) Ethics Policies. Executive agrees to comply with and be bound by the Ethics Policies of the Company previously executed by Executive, as reflected in the attachment at Annex A hereto and made a part hereof.

         6.      Records Nondisclosure Company Policies.

                 (a) General. All records, financial statements and similar documents obtained, reviewed or compiled by Executive in the course of the performance by him of services for the Company, whether or not confidential information or trade secrets, shall be the exclusive property of the Company. Executive shall have no rights in such documents upon any termination of this Agreement.

                 (b) Nondisclosure Agreement. Without limitation on the Company's rights under Section 6(a), Executive agrees to abide by and be bound by the Nondisclosure Agreement of the Company previously executed by Executive and the Company as reflected in the attachment at Annex B and made a part hereof.

         7.      Termination; Severance and Related Matters.





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                 (a)  At-Will Employment.  Executive's employment hereunder is
"at will" and, therefore, may be terminated at any time, with or without Cause, at the option of the Company, subject only to the severance obligations under this Section 7. Upon any termination hereunder, the Employment Period shall expire.

                 (b) Definitions. For purposes of this Section 7, the following terms shall have the indicated definitions:

                          (1)  Cause.  "Cause" shall mean:

                                  (i)  Executive is convicted of or enters a
plea of nolo contendere to an act which is defined as a felony under any federal, state or local law, not based upon a traffic violation, which conviction or plea has or can be expected to have, in the good faith opinion of the Board of Directors, a material adverse impact on the business or reputation of the Company;

                                  (ii)  any one or more acts of theft, larceny,
embezzlement, fraud or material intentional misappropriation from or with respect to the Company;

                                  (iii)  a breach by Executive of his fiduciary
duties under Maryland law as an officer or member of the Board of Directors;

                                  (iv)  Executive's commission of any one or
more acts of gross negligence or willful misconduct which in the good faith opinion of the Board of Directors has resulted in material harm to the business or reputation of the Company; or

                                  ((v)  default by Executive in the performance
of his material duties under this Agreement; without correction of such action within 15 days of written notice thereof.

                          Notwithstanding the foregoing, no termination of
Executive's employment by the Company shall be treated as for Cause or be effective until and unless all of the steps described in subparagraphs (i) through (iii) below have been complied with:

                                  (i)  Notice of intention to terminate for
Cause has been given by the Company within 120 days after the Board of Directors learns of the act, failure or event (or latest in a series of acts, failures or events) constituting "Cause";

                                  (ii)  The Board of Directors has voted (at a
meeting of the Board of Directors duly called and held as to which termination of Executive is an agenda item) to terminate Executive for Cause after Executive has been given notice of the particular acts or circumstances which are the basis for the termination for Cause and has been afforded at least 20 days' notice of the meeting and an opportunity to present his position in writing; and

                                  (iii)  The Board of Directors has given a
Notice of Termination to Executive within 20 days of such Board meeting.

                          The Company may suspend Executive with pay at any
time during the period commencing with the giving of notice to Executive under clause (i) above until final Notice of Termination is given under clause (iii) above. Upon the giving of notice as provided in clause (iii) above, no further payments shall be due Executive.





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                          (2)  Change in Control.  A "Change in Control" shall
mean the occurrence of any one or more of the following events:

                                  (i)  Any individual, entity or group (a
"Person") within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act") (other than the Company, any corporation, partnership, trust or other entity controlled by the Company (a "Subsidiary"), or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such Person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act) of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities having the right to vote generally in an election of the Company's Board of Directors ("Voting Securities"), other than as a result of (A) an acquisition of securities directly from the Company or any Subsidiary or (B) an acquisition by any corporation pursuant to a reorganization, consolidation or merger if, following such reorganization, consolidation or merger the conditions described in clauses (A), (B) and (C) of subparagraph (iii) of this Section 7(b)(2) are satisfied; or

                                  (ii)  Individuals who, as of the date hereof,
constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors, provided, however, that any individual becoming a director of the Company subsequent to the date hereof (excluding, for this purpose, (A) any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, and (B) any individual whose initial assumption of office is in connection with a reorganization, merger or consolidation, involving an unrelated entity and occurring during the Employment Period), whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the persons then comprising Incumbent Directors shall for purposes of this Agreement be considered an Incumbent Director; or

                                  (iii)  Approval by the shareholders of the
Company of a reorganization, merger or consolidation of the Company, unless, following such reorganization, merger or consolidation, (A) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Voting Securities immediately prior to such reorganization, merger or consolidation, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, a Subsidiary or the corporation resulting from such reorganization, merger or consolidation or any subsidiary thereof, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 30% or more of the outstanding Voting Securities), beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;





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                                  (iv)  Approval by the shareholders of the
Company of a complete liquidation or dissolution of the Company; or

                                  (v)  The sale, lease, exchange or other
disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale, lease, exchange or other disposition (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Voting Securities immediately prior to such sale, lease, exchange or other disposition, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or a Subsidiary or such corporation or a subsidiary thereof and any Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 30% or more of the outstanding Voting Securities), beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors providing for such sale, lease, exchange or other disposition of assets of the Company.

                          Notwithstanding the foregoing, a "Change in Control"
shall not be deemed to have occurred for purposes of this Agreement solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate voting power represented by the Voting Securities beneficially owned by any Person to 30% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any Person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Stock or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change in Control" shall be deemed to have occurred for purposes of this Agreement.

                          (3)  Complete Change in Control.  A "Complete Change
in Control" shall mean that a Change in Control has occurred, after modifying the definition of "Change in Control" by deleting clause (i) from Section 7(b)(2) of the Agreement.

                          (4)  Constructive Termination Without Cause.
"Constructive Termination Without Cause" shall mean a termination of Executive's employment after a Change in Control initiated by Executive not later than 12 months following the occurrence (not including any time during which an arbitration proceeding referenced below is pending), without Executive's prior written consent, of one or more of the following events (or the latest to occur in a series of events), and effected after giving the Company not less than 10 working days' written notice of the specific act or acts relied upon and right to cure:

                                  (i)  a reduction in, or delay in payment of,
Executive's Base Salary, or a reduction in, delay in payment of, or adverse change in the terms and conditions of, any cash bonus, stock grant or stock award, or a failure to make or pay such an award in accordance with the terms, conditions and performance targets, if any, established with respect thereto before or after the date of the Change in Control;





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                                  (ii)  the failure by the Company to continue
in effect any compensation plan in which Executive participates immediately prior to the Change in Control which is material to Executive's total compensation, including, but not limited to, the Avalon Properties, Inc. Mid-Term Incentive Plan (February 1995) and the Avalon Properties, Inc. Amended and Restated 1995 Equity Incentive Plan (the "Incentive Plans"), or any substitute plans adopted prior to the Change in Control, unless comparable alternative arrangements (embodied in ongoing substitute or alternative plans) have been implemented with respect to such plans, or the failure by the Company to continue Executive's participation therein (or in such substitute or alternative plans) on a basis not materially less favorable, in terms of the amount of benefits provided and the level of Executive's participation relative to other participants, as existed during the last completed fiscal year of the Company prior to the Change in Control;

                                  (iii)  a material diminution of Executive's
responsibilities, or the assignment to Executive of responsibilities materially inconsistent with the level of his responsibilities as Chief Financial Officer/Treasurer/Secretary of the Company immediately prior to the Change in Control;

                                  (iv)  the failure to locate the Executive's
own office at the Company's principal executive office or the relocation of the Company's principal executive office (for purposes of this Agreement, 5904 Richmond Avenue, Alexandria, VA 22303) to a location more than 50 miles from Alexandria, VA; or

                                  (v)  the failure of the Company to obtain the
assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 days after a Change in Control.

                          Notwithstanding the foregoing, a Constructive
Termination Without Cause shall not be treated as having occurred unless Executive has given a final Notice of Termination delivered after expiration of the Company's cure period. Executive or the Company may, at any time after the expiration of the Company's cure period and either prior to or up until three months after giving a final Notice of Termination, commence an arbitration proceeding to determine the question of whether, taking into account the actions complained of and any efforts made by the Company to cure such actions, a termination by Executive of his employment should be treated as a Constructive Termination Without Cause for purposes of this Agreement. If Executive or the Company commences such a proceeding prior to delivery by Executive of a final Notice of Termination, the commencement of such a proceeding shall be without prejudice to either party and Executive's and the Company's rights and obligations under this Agreement shall continue unaffected unless and until the arbitrator has determined such question in the affirmative, or, if earlier, the date on which Executive or the Company has delivered a Notice of Termination in accordance with the provisions of this Agreement.

                          (5)  Covered Average Compensation.  "Covered Average
Compensation" shall mean the sum of Executive's Covered Compensation as calculated for the calendar year in which the Date of Termination occurs and for each of the two preceding calendar years, divided by three.

                          (6)  Covered Compensation.  "Covered Compensation,"
for any calendar year, shall mean an amount equal to the sum of (i) Executive's Base Salary for the calendar year (disregarding any decreases made effective during the Employment Period), (ii) the cash bonus actually paid to Executive with respect to such calendar year, and (iii) the value of all stock and other equity-based compensation awards made to Executive during such calendar year.





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                          Covered Compensation shall be calculated according to
the following rules:

                                  (A)  In valuing awards for purposes of clause
(iii) above, all such awards shall be treated as if fully vested when granted, stock grants shall be valued by reference to the fair market value on the date of grant of the Company's common stock, par value $.01 per share, and other equity-based compensation awards shall be valued at the value established by the Compensation Committee of the Board of Directors on the date of grant.

                                  (B)  In determining the cash bonus actually
paid with respect to a calendar year, if no cash bonus has been paid with respect to the calendar year in which the Date of Termination occurs, the cash bonus paid with respect to the immediately preceding calendar year shall be assumed to have been paid in each of the current and immediately preceding calendar years, and if no cash bonus has been paid by the Date of Termination with respect to the immediately preceding calendar year, the cash bonus paid with respect to the second preceding calendar year shall be assumed to have been paid in all three of the calendar years taken into account in determining Covered Average Compensation.

                                  (C)  If any cash bonus paid with respect to
the current or immediately preceding calendar year was paid within three months of Executive's Date of Termination, and is lower than the last cash bonus paid more than three months from the Date of Termination, any such cash bonus paid within three months of the Date of Termination shall be disregarded and the last cash bonus paid more than three months from the Date of Termination shall be substituted for each cash bonus so disregarded.

                                  (D)  In determining the amount of stock and
other equity-based compensation awards made during a calendar year during the averaging period, rules similar to those set forth in subparagraphs (B) and (C) of this Section 7(b)(6) shall be followed, except that all awards made in connection with the Company's initial public offering shall be disregarded.

                          (7)  Disability.  "Disability" shall mean Executive
has been determined to be disabled and to qualify for long-term disability benefits under the long-term disability insurance policy obtained pursuant to
Section 3(d) of this Agreement.

                 (c)  Rights Upon Termination.

                          (i)  Payment of Benefits Earned Through Date of
Termination. Upon any termination of Executive's employment during the Employment Period, Executive, or his estate, shall in all events be paid all accrued but unpaid Base Salary and all earned but unpaid cash incentive compensation earned through his Date of Termination. Executive shall also retain all such rights with respect to vested equity-based awards as are provided under the circumstances under the applicable grant or award agreement, and shall be entitled to all other benefits which are provided under the circumstances in accordance with the provisions of the Company's generally applicable employee benefit plans, practices and policies, other than severance plans.

                          (ii)  Death.  In the event of Executive's death
during the Employment Period, the Company shall, in addition to paying the amounts set forth in Section 7(c)(i), take whatever action is necessary to cause all of Executive's unvested equity-based awards to become fully vested as of the date of death and, in the case of equity-based awards which have an exercise schedule, to become fully





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exercisable and continue to be exercisable for such period as is provided in the case of vested and exercisable awards in the event of death under the terms of the applicable award agreements.

               (iii) Disability. In the event the Company elects to terminate Executive's employment during the Employment Period on account of Disability, the Company shall, in addition to paying the amounts set forth in Section 7(c)(i), pay to Executive, in one lump sum, no later than 31 days following the Date of Termination, an amount equal to two times Covered Average Compensation. The Company shall also, commencing upon the Date of Termination:

                                  (A)  Continue, without cost to Executive,
benefits comparable to the medical and disability benefits provided to Executive immediately prior to the Date of Termination under Section 3(c) and
Section 3(d) for a period of 24 months following the Date of Termination or until such earlier date as Executive obtains comparable benefits through other employment;

                                  (B)  Continue to pay, or reimburse Executive,
for all premiums then due or thereafter payable on the whole-life portion of the split-dollar insurance policy referenced under Section 3(d) for so long as such payments are due; and

                                  (C)  Take whatever action is necessary to
cause Executive to become vested as of the Date of Termination in all stock options, restricted stock grants, and all other equity-based awards and be entitled to exercise and continue to exercise all stock options and all other equity-based awards having an exercise schedule and to retain such grants and awards to the same extent as if they were vested upon termination of employment in accordance with their terms.

               (iv) Non-Renewal. In the event the Company gives Executive a Notice of Non-Renewal pursuant to Section 1 above within two years following the occurrence of a Change in Control, the Executive shall receive the benefits required to be provided under Section 7(c)(vi) hereof instead of the benefits described in this Section 7(c)(iv). In the event the Company gives Executive a notice of non-renewal pursuant to Section 1 above, either prior to the occurrence of a Change in Control or more than two years following the occurrence of a Change in Control, the Company shall, in addition to paying the amounts set forth in Section 7(c)(i), commencing upon the Date of Termination:

                                  (A)  Pay to Executive, for 12 consecutive
months, commencing with the first day of the month immediately following the Date of Termination, a monthly amount equal to the result obtained by dividing Covered Average Compensation by twelve;

                                  (B)  Continue, without cost to Executive,
benefits comparable to the medical and disability benefits provided to Executive immediately prior to the Date of Termination under Section 3(c) and
Section 3(d) for a period of 24 months following the Date of Termination or until such earlier date as Executive obtains comparable benefits through other employment;

                                  (C)  Take whatever action is necessary to
cause Executive to become vested as of the Date of Termination in all stock options, restricted stock grants, and all other equity-based awards and be entitled to exercise and continue to exercise all stock options and all other equity-based awards having an exercise schedule and to retain such grants and awards to the same extent as if they were vested upon termination of employment in accordance with their terms; and





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                                  (D)  Continue to pay, or reimburse Executive
for, all premiums then due or thereafter payable on the whole-life portion of the split-dollar insurance policy referenced under Section 3(d) for so long as such payments are due.

               (v) Termination Without Cause. In the event the Company terminates Executive's employment without Cause, either prior to the occurrence of a Change in Control or more than two years following the occurrence of a Change in Control, the Company shall, in addition to paying the amounts set forth in Section 7(c)(i), commencing upon the Date of Termination:

                                  (A)  Pay to Executive, for 12 consecutive
months, commencing with the first day of the month immediately following the Date of Termination, a monthly amount equal to the result obtained by dividing two times Covered Average Compensation by twelve;

                                  (B)  Continue, without cost to Executive,
benefits comparable to the medical and disability benefits provided to Executive immediately prior to the Date of Termination under Section 3(c) and
Section 3(d) for a period of 24 months following the Date of Termination or until such earlier date as Executive obtains comparable benefits through other employment;

                                  (C)  Take whatever action is necessary to
cause Executive to become vested as of the Date of Termination in all stock options, restricted stock grants, and all other equity-based awards and be entitled to exercise and continue to exercise all stock options and all other equity-based awards having an exercise schedule and to retain such grants and awards to the same extent as if they were vested upon termination of employment in accordance with their terms; and

                                  (D)  Continue to pay, or reimburse Executive
for, all premiums then due or thereafter payable on the whole-life portion of the split-dollar insurance policy referenced under Section 3(d) for so long as such payments are due.

                          (vi)  Termination Without Cause after Change in
Control; Constructive Termination Without Cause; Termination after Complete Change in Control. In the event the Company or any successor to the Company terminates Executive's employment without Cause, within two years after a Change in Control, or if Executive terminates his employment at any time after a Change in Control in a Constructive Termination Without Cause effected in the manner prescribed by Section 7(b)(4), or if Executive terminates his employment for any reason within one year after a Complete Change in Control, the Company shall, in addition to paying the amounts provided under Section 7(c)(i), pay to Executive, in one lump sum no later than 31 days following the Date of Termination, an amount equal to (x) three times Covered Average Compensation, or (y) if Executive terminates his employment more than two years after a Change in Control in a Constructive Termination Without Cause, two times Covered Average Compensation. The Company shall also, commencing upon the Date of Termination:

                                  (A)  Continue, without cost to Executive,
benefits comparable to the medical and disability benefits provided to Executive immediately prior to the Date of Termination under Section 3(c) and
Section 3(d) for a period of 36 months following the Date of Termination (24 months, if Executive terminates his employment in a Constructive Termination Without Cause more than two years after a Change in Control) or until such earlier date as Executive obtains comparable benefits through other employment;

                                  (B)  Continue to pay, or reimburse Executive,
for so long as such payments are due, all premiums then due or payable on the whole-life portion of the split-dollar insurance policy referenced under
Section 3(d); and

                                  (C)  Take whatever action is necessary to
cause Executive to become vested as of the Date of Termination in all stock options, restricted stock grants, and all other equity-based awards and be entitled to exercise and continue to exercise all stock options and all other equity-based awards having an exercise schedule and to retain such grants and awards to the same extent as if they were vested upon termination of employment in accordance with their terms.

                          (vii)  Termination for Cause; Voluntary Resignation.
In the event Executive's employment terminates during the Employment Period other than in connection with a termination meeting the conditions of subparagraphs (ii), (iii), (iv), (v) or (vi) of this Section 7(c), Executive shall receive the amounts set forth in Section 7(c)(i) in full satisfaction of all of his entitlements from the Company. All equity-based awards not vested as of the Date of Termination shall terminate and Executive shall have no further entitlements with respect thereto.

                 (d)  Additional Benefits.

                          (i)  Anything in this Agreement to the contrary
notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Executive, whether paid or payable or distributed or distributable (1) pursuant to the terms of Section 7 of this Agreement, (2) pursuant to or in connection with any compensatory or employee benefit plan, agreement or arrangement, including but not limited to any stock options, restricted or unrestricted stock grants issued to or for the benefit of Executive and forgiveness of any loans by the Company to Executive or (3) otherwise (collectively, "Severance Payments"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), and any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Partial Gross-Up Payment"), such that the net amount retained by Executive, before accrual or payment of any federal, state or local income tax or employment tax, but after accrual or payment of the Excise Tax attributable to the Partial Gross-Up Payment, is equal to the Excise Tax on the Severance Payments.

                          (ii)  Subject to the provisions of Section 7(d)(iii),
all determinations required to be made under this Section 7, including whether a Partial Gross-Up Payment is required and the amount of such Partial Gross-Up Payment, shall be made by Coopers & Lybrand LLP or such other nationally recognized accounting firm as may at that time be the Company's independent public accountants (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or Executive. The initial Partial Gross-Up Payment, if any, as determined pursuant to this Section 7(d)(ii), shall be paid to Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by Executive, the Company shall furnish Executive with an opinion of counsel that failure to report the Excise Tax on Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Partial Gross-Up Payments which will not have been made by the Company should have been made (an

"Underpayment"). In the event that the Company exhausts its remedies pursuant to Section 7(d)(iii) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred, consistent with the calculations required to be made hereunder, and any such Underpayment, and any interest and penalties imposed on the Underpayment and required to be paid by Executive in connection with the proceedings described in Section 7(d)(iii), and any related legal and accounting expenses, shall be promptly paid by the Company to or for the benefit of Executive.

                          (iii)  Executive shall notify the Company in writing
of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Partial Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

                                  (A)  give the Company any information
reasonably requested by the Company relating to such claim,

                                  (B)  take such action in connection with
contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company,

                                  (C)  cooperate with the Company in good faith
in order effectively to contest such claim, and

                                  (D)  permit the Company to participate in any
proceedings relating to such claim; provided, however that the Company shall bear and pay directly all costs and expenses attributable to the failure to pay the Excise Tax (including related additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, for any Excise Tax up to an amount not exceeding the Partial Gross-Up Payment, including interest and penalties with respect thereto, imposed as a result of such representation, and payment of related legal and accounting costs and expenses (the "Indemnification Limit"). Without limitation on the foregoing provisions of this Section 7(d)(iii), the Company shall control all proceedings taken in connection with such contest and, at its sole option may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance so much of the amount of such payment as does not exceed the Excise Tax, and related interest and penalties, to Executive on an interest-free basis and shall indemnify and hold Executive harmless from any related legal and accounting costs and expenses, and from any Excise Tax, including related interest or penalties imposed with respect to such advance or with respect to any imputed income with respect to such advance up to an amount not exceeding the Indemnification Limit; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Partial Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or any other taxing authority.

                                  (iv)  If, after the receipt by Executive of
an amount advanced by the Company pursuant to Section 7(d)(iii), Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of Section 7(d)(iii)) promptly pay to the Company so much of such refund (together with any interest paid or credited thereon after taxes applicable thereto) (the "Refund") as is equal to (A) if the Company advanced or paid the entire amount required to be so advanced or paid pursuant to Section 7(d)(iii) hereof (the "Required Section 7(d) Advance"), the aggregate amount advanced or paid by the Company pursuant to this Section 7(d) less the portion of such amount advanced to Executive to reimburse him for related legal and accounting costs, or (B) if the Company advanced or paid less than the Required Section 7(d) Advance, so much of the aggregate amount so advanced or paid by the Company pursuant to this Section 7(d) as is equal to the difference, if any, between (C) the amount refunded to Executive with respect to such claim and (D) the sum of the portion of the Required Section 7(d) Advance that was paid by Executive and not paid or advanced by the Company plus Executive's related legal and accounting fees, as applicable. If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 7(d)(iii), a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Partial Gross-Up Payment required to be paid.

                 (e) Notice of Termination. Notice of non-renewal of this Agreement pursuant to Section 1 hereof or of any termination of Executive's employment (other than by reason of death) shall be communicated by written notice (a "Notice of Termination") from one party hereto to the other party hereto in accordance with this Section 7 and Section 9.

                 (f) Date of Termination. "Date of Termination," with respect to any termination of Executive's employment during the Employment Period, shall mean (i) if Executive's employment is terminated for Disability, 30 days after Notice of Termination is given (provided that Executive shall not have returned to the full-time performance of Executive's duties during such 30 day period), (ii) if Executive's employment is terminated for Cause, the date on which a Notice of Termination is given which complies with the requirements of
Section 7(b)(1) hereof, and (iii) if Executive's employment is terminated for any other reason, the date specified in the Notice of Termination. In the case of a termination by the Company other than for Cause, the Date of Termination shall not be less than 30 days after the Notice of Termination is given. In the case of a termination by Executive, the Date of Termination shall not be less than 15 days from the date such Notice of Termination is given. Notwithstanding the foregoing, in the event that Executive gives a Notice of Termination to the Company, the Company may unilaterally accelerate the Date of Termination and such acceleration shall not result in the termination being treated as a Termination without Cause. Upon any termination of his employment, Executive will concurrently resign his membership on the Board of Directors.

                 (g) No Mitigation. The Company agrees that, if Executive's employment by the Company is terminated during the term of this Agreement, Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to Executive by the Company pursuant to Section 7(d)(i) hereof. Further, the amount of any payment provided for in this Agreement shall not be reduced by any compensation earned by Executive as the result of employment by another employer, by retirement benefits, or, except for amounts then due and payable in accordance with the terms of any promissory notes given by Executive in favor of the Company, by offset against any amount claimed to be owed by Executive to the Company or otherwise.

                 (h) Nature of Payments. The amounts due under this Section 7 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty. Such amounts are in full satisfaction of all claims Executive may have in respect of his employment by the Company or its affiliates and are provided as the sole and exclusive benefits to be provided to Executive, his estate, or his beneficiaries in respect of his termination of employment from the Company or its affiliates.

         8.      Non-Competition; Non-Solicitation; Specific Enforcement.

                 (a) Non-Competition. Because Executive's services to the Company are special and because Executive has access to the Company's confidential information, Executive covenants and agrees that, during the Employment Period and, for a period of one year following the Date of Termination by the Company for Cause or a termination by Executive prior to a Change in Control, Executive shall not, without the prior written consent of the Board of Directors, become associated with, or engage in any "Restricted Activities" with respect to any "Competing Enterprise," as such terms are hereinafter defined, whether as an officer, employee, principal, partner, agent, consultant, independent contractor or shareholder. "Competing Enterprise," for purposes of this Agreement, shall mean any person, corporation, partnership, venture or other entity which (a) is a publicly traded real estate investment trust, or (b) is engaged in the business of managing, owning, leasing or joint venturing residential real estate within 30 miles of residential real estate owned or under management by the Company or its affiliates. "Restricted Activities," for purposes of this Agreement, shall mean executive, managerial, directorial, administrative, strategic, business development or supervisory responsibilities and activities relating to all aspects of residential real estate ownership, management, residential real estate franchising, and residential real estate joint-venturing.

                 (b) Non-Solicitation. During the Employment Period, and for a period of one year following the Date of Termination, Executive shall not, without the prior written consent of the Company, except in the course of carrying out his duties hereunder, solicit or attempt to solicit for employment with or on behalf of any corporation, partnership, venture or other business entity, any employee of the Company or any of its affiliates or any person who was formerly employed by the Company or any of its affiliates within the preceding six months, unless such person's employment was terminated by the Company or any of such affiliates.

                 (c) Specific Enforcement. Executive and the Company agree that the restrictions, prohibitions and other provisions of this Section 8 are reasonable, fair and equitable in scope, terms, and duration, are necessary to protect the legitimate business interests of the Company and are a material inducement to the Company to enter into this Agreement. Should a decision be made by a court of competent jurisdiction that the character, duration or geographical scope of the provisions of this Section 8 is unreasonable, the parties intend and agree that this Agreement shall be construed by the court in such a manner as to impose all of those restrictions on Executive's conduct that are reasonable in light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. The Company and Executive further agree that the services to be rendered under this Agreement by Executive are special, unique and of extraordinary character, and that in the event of the breach by Executive of the terms and conditions of this Agreement or if Executive, without the prior consent of the

Board of Directors, shall take any action in violation of this Section 8, the Company will suffer irreparable harm for which there is no adequate remedy at law. Accordingly, Executive hereby consents to the entry of a temporary restraining order or ex parte injunction, in addition to any other remedies available at law or in equity, to enforce the provisions hereof. Any proceeding or action seeking equitable relief for violation of this Section 8 must be commenced in the federal or state courts, in either case in Virginia. Executive and the Company irrevocably and unconditionally submit to the jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts.

                 9. Notice. Any notice required or permitted hereunder shall be in writing and shall be deemed sufficient when given by hand or by nationally recognized overnight courier or by Express, registered or certified mail, postage prepaid, return receipt requested, and addressed, if to the Company at the address indicated above and if to Executive at the address indicated below (or to such other address as may be provided by notice).

                 10.      Miscellaneous.  This Agreement, together with
Schedule 1 and Annex A and Annex B, constitutes the entire agreement between the parties concerning the subjects hereof and supersedes any and all prior agreements or understandings, including, without limitation, any plan or agreement providing benefits in the nature of severance, but excluding benefits provided under other Company plans or agreements, except to the extent this Agreement provides greater rights than are provided under such other plans or agreements. This Agreement may not be assigned by Executive without the prior written consent of the Company, and may be assigned by the Company and shall be binding upon, and inure to the benefit of, the Company's successors and assigns. Headings herein are for convenience of reference only and shall not define, limit or interpret the contents hereof.

                 11. Amendment. This Agreement may be amended, modified or supplemented by the mutual consent of the parties in writing, but no oral amendment, modification or supplement shall be effective. No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of the Company, as the case may be.

                 12. Severability. The provisions of this Agreement are severable. The invalidity of any provision shall not affect the validity of any other provision, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                 13.      Resolution of Disputes.

                          (a)  Procedures and Scope of Arbitration.  Except for
any controversy or claim seeking equitable relief pursuant to Section 8 of this Agreement, all controversies and claims arising under or in connection with this Agreement or relating to the interpretation, breach or enforcement thereof and all other disputes between the parties, shall be resolved by expedited, binding arbitration, to be held in Virginia in accordance with the National Rules of the American Arbitration Association governing employment disputes (the "National Rules"). In any proceeding relating to the amount owed to Executive in connection with his termination of employment, it is the contemplation of the parties that the only remedy that the arbitrator may award in such a proceeding is an amount equal to the termination payments, if any, required to be provided under the applicable provisions of Section 7(c) and, if applicable, Section 7(d) hereof, to the extent not previously paid, plus the costs of arbitration and Executive's reasonable attorneys fees and expenses as provided below. Any award made by such arbitrator shall be final, binding and conclusive on the parties for all purposes, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                          (b)  Attorneys Fees.

                                  (i)  Reimbursement After Executive Prevails.
Except as otherwise provided in this paragraph, each party shall pay the cost of his or its own legal fees and expenses incurred in connection with an arbitration proceeding. Provided an award is made in favor of Executive in such proceeding, all of his reasonable attorneys fees and expenses incurred in pursuing or defending such proceeding shall be promptly reimbursed to Executive by the Company within five days of the entry of the award.

                                  (ii)  Reimbursement in Actions to Stay,
Enjoin or Collect. In any case where the Company or any other person seeks to stay or enjoin the commencement or continuation of an arbitration proceeding, whether before or after an award has been made, or where Executive seeks recovery of amounts due after an award has been made, or where the Company brings any proceeding challenging or contesting the award, all of Executive's reasonable attorneys fees and expenses incurred in connection therewith shall be promptly reimbursed by the Company to Executive, within five days of presentation of an itemized request for reimbursement, regardless of whether Executive prevails, regardless of the forum in which such proceeding is brought, and regardless of whether a Change in Control has occurred.

                                  (iii)  Reimbursement After A Change in
Control. Without limitation on the foregoing, solely in a proceeding commenced by the Company or by Executive after a Change in Control has occurred, the Company shall advance to Executive, within five days of presentation of an itemized request for reimbursement, all of Executive's legal fees and expenses incurred in connection therewith, regardless of the forum in which such proceeding was commenced, subject to delivery of an undertaking by Executive to reimburse the Company for such advance if he does not prevail in such proceeding (unless such fees are to be reimbursed regardless of whether Executive prevails as provided in clause (ii) above).

         14. Survivorship. The provisions of Sections 4(b), 6, 8 and 13 of this Agreement shall survive Executive's termination of employment. Other provisions of this Agreement shall survive any termination of Executive's employment to the extent necessary to the intended preservation of each party's respective rights and obligations.

         15. Board Action. Where an action called for under this Agreement is required to be taken by the Board of Directors, such action shall be taken by the vote of not less than a majority of the members then in office and authorized to vote on the matter.

         16. Withholding. All amounts required to be paid by the Company shall be subject to reduction in order to comply with applicable federal, state and local tax withholding requirements.

         17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

         18. Governing Law. This Agreement shall be construed and regulated in all respects under the laws of the State of Maryland.

         IN WITNESS WHEREOF, this Agreement is entered into as of the date and year first above written.

                           AVALON PROPERTIES, INC.


                           By:
                              ------------------------------------------------
                                    Its


                           ---------------------------------------------------
                           THOMAS J. SARGEANT

                                                                         Annex A

                            AVALON PROPERTIES, INC.

                                 CODE OF ETHICS

AVALON PROPERTIES, INC. (the "Company") is dedicated to the highest standards of integrity and ethics. Personal integrity and moral fiber are as important as technical competence and work ethic in advancement at the Company. We place the highest trust, confidence, and responsibility in each person, and believe in his/her fundamental honesty and integrity in daily relations with customers, the public, and fellow associates and partners. We will not tolerate an employee who achieves results by violating laws or being involved in dishonest or unscrupulous business dealings or who jeopardizes our reputation. On the other hand, we will always support an employee who passes up an opportunity or advantage that could only be secured at the sacrifice of our principles.

Through our policies and actions, we seek from the Company the very best we can achieve: a business that both creates economic value and acts on ethical principle. It is the responsibility of the leaders of the Company to make ethical behavior and efficient performance complementary. We measure excellence by qualitative values as well as by quantitative results, motivating all employees to "do the right thing" while "doing things right." We encourage all employees to be alert to ethical ambiguity, to ask tough questions, and to respond promptly to concerns about possible violations of laws and regulations.

We look to our leadership to uphold our policies and standards and to set the example by instilling a spirit of honor in the workplace. With this in mind, the Company and each employee pledges to comply with the following standards to the best of their ability:

Company Name. We recognize the value of the name and reputation of the Company. We will use the name only in activities sanctioned by the Board of Directors (the "Board"), and we will protect it by using it only in situations where we are satisfied that our conduct measures up to our Code of Ethics in every respect.

Quality and Fairness. We will pursue quality in every product and service we provide, and we expect to earn our customers' trust by giving full value. Therefore, although we will protect our legitimate interests, we will not drive unfair bargains that strain long-term relationships, nor will we deliver less than the product we promise or that our customer expects. We will attempt to reach a fair result for both sides in any negotiation.

Equal Opportunity. We will make employment decisions without regard to a person's race, color, religion, national origin, sex, age, disability, or military status. We will make reasonable accommodations for a person's disability or religious practice. We strive to be a meritocracy, hiring, retaining, and promoting based on the performance of each person. We will not tolerate any form of harassment in our workplace, including harassment on the basis of sex. Prohibited conduct includes unwelcome sexual advances, requests for sexual favors, verbal or physical conduct of a sexual nature, such as uninvited touching, and sexually related comments that create a hostile work environment. The Company has an antinepotism policy whereby we will not hire relatives of any employee without approval of the Board of Directors. In the event employees marry after joining the Company, they can both continue with us only as long as they are not working in the same department, or report to the same person (or each other), and so long as the Board approves.

Health, Safety, and Environmental Protection. We seek to manage our activities so that associates and partners are protected from unreasonable health and safety risks on the job, so that reasonable expectations concerning the work environment are met, and so that our customers, the public, and the environment are properly protected in the use of our facilities, products and services.

Assets and Funds. Each employee with responsibility for the use of our physical assets or funds is accountable and responsible for his/her proper conduct as a fiduciary in relation to the use or protection of those assets.

Internal Financial Reports. Each employee in the Company has ethical and legal responsibilities for the proper use and protection of assets and for reporting financial and other important information with the firm. We have established and must maintain high standards of accuracy, honesty, integrity, completeness and confidentiality in our financial records and reporting.

                 Uniformity in certain basic accounting definitions, classifications and reporting and control practices is necessary in order to provide financial information for various components of the Company's business on a complete, accurate, timely and comparable basis. Consequently, accounts and records will be maintained and financial reports will be prepared in a manner which conforms with the firm's policies and procedures.

Communication Regarding the Company; Confidential Information. In various situations, outsiders need or desire information concerning the Company and virtually all employees have access to some information of a confidential nature.

                 No employee will use confidential information for his/her own benefit or that of another person outside a proper relationship with the Company. In particular, no employee will trade securities of any issuer, or pass along information about land, buildings, tenants, financing or other business strategies on the basis of confidential information gained through the Company or give such information to any other person who might trade on the basis of or otherwise make use of the information.

                 In disclosing information to outsiders for the Company purposes, no employee will act until the persons designated to make disclosure decisions have considered the interests of the Company as a whole.

                 Authorized recipients of information regarding the Company are entitled to rely on that information. Therefore, we will take all reasonable measures to ensure the accuracy of the information in all material respects, and we will not disclose information unless we are comfortable with its accuracy or include appropriate qualifications.

Selection of Suppliers. We select our suppliers on the basis of the needs of our business. Consequently, we employ only reputable, qualified individuals or firms under market compensation agreements which are reasonable in relation to the services.

                 No employee may select a supplier for any reason other than its ability to fulfill the Company's needs. In particular, no employee may, in his/her personal capacity, accept any goods or services or other forms of compensation or favors from a supplier for less than cost. Further, no associate or partner may own an interest in the business of a supplier or be a creditor of a supplier, unless the interest is represented by a publicly traded security and the employee does not own more than five percent of the outstanding securities of any class.

                 The provisions of this section are not intended to apply to routine, reasonable business entertainment customary in local business relationships.

                 No employee may utilize a supplier, consultant or subcontractor to work on his personal residence(s) or those of related persons without the prior approval of the appropriate Company officer.

Improper Payments. The Company expects all employees to use only legitimate practices in commercial operations and in promoting the Company's position on issues before governmental authorities. Kickbacks, fees, commissions or any form of "bribes" intended to induce or reward favorable decisions and governmental actions are unacceptable and prohibited.

                 No employee will, in violation of any applicable law, offer or make directly or indirectly through any person or firm, any payment of anything of value to:

    Any person or firm employed by or acting for or on behalf of

         Any customer, whether private or governmental for the purpose of inducing or rewarding any favorable action by the customer in any business transaction; or

         Any governmental entity, for the purpose of inducing or rewarding action (or withholding of action) by a governmental entity in any governmental matter;

    Any governmental official, political party, or official of such party, or any candidate for political office, for the purpose of inducing or rewarding favorable action (or withholding of action) or the exercise of influence by such official, party or candidate in any business transaction or in any governmental matter.

                          Employees are encouraged to participate in the political process at local, regional and national levels, and this may include legally allowed political contributions to candidates as well as working in campaigns.

Outside Activities of Employees. The Company recognizes and respects the right of its employees to engage in outside activities which they may deem proper and desirable, provided that these activities are legal, do not impair or interfere with the conscientious performance of the employee's duties for the Company, do not involve the misuse of the Company's influence, facilities, information or other resources, do not divert opportunities from the Company and do not reflect discredit upon the name and reputation of the Company.

                 Accordingly, for all business relationships with outside individuals, companies and organizations and for all personal undertakings, the Company's employees should:

    Act in accordance with the law.

    Consider the rights, interests and responsibilities of the outside individuals, companies and organizations and themselves.

    Consider that employment with the Company, unless expressly agreed otherwise, is full-time.

    Protect their own reputations and the interests of the Company against actual or potential conflicting interests with outside parties.

    Avoid personal transactions or situations in which their own interests conflict or might be construed to conflict with those of the Company.

                 Individuals with managerial responsibilities will not engage actively or invest passively (other than through a non-controlling interest in a publicly traded entity, a personal residence, or a personal recreational property) in any business involving real estate (including development, leasing, sale, brokerage, or mortgage banking, etc.) other than through the Company unless disclosed to and approved in writing by the Board. Further, no employee may directly or indirectly buy, sell or lease any property, facilities, services or equipment from or to the Company or use any such property, facility, service, or equipment for personal benefit, except with full disclosure and the approval of a supervisor or department head. No significant personal use of property, facilities, services or equipment of the Company should be approved except in unusual circumstances and only when approved by a supervisor.

                 In this connection, every employee shall disclose promptly, in writing, any personal situation or transaction which is or may be in conflict with the intent of this policy.

Fiduciary Duty To Shareholders. Every Company employee that manages assets or business does so for the benefit of the Company's shareholders. In these situations, employees act as stewards and must exercise the highest standards of fiduciary responsibility.

Observance of Code of Ethics. Each employee has an obligation to observe and support this Code of Ethics. Since the appearance of impropriety undermines general support of the Code of Ethics, everyone should avoid even the appearance of impropriety. Violations of this Code may result in disciplinary actin, up to and including discharge.

Any questions about the meaning or applicability of our Code of Ethics should be addressed to your supervisor or to appropriate officer designated from time to time by the Board.

Please sign and date in the spaces below.

Read, understood and agreed to:


----------------------------------
           Thomas J. Sargeant



Date:
     -----------------------------

                                                                         Annex B

                            NONDISCLOSURE AGREEMENT

         AGREEMENT made as of the          day of           , 1997, by and
between the undersigned individual (hereinafter referred to as "Employee") and AVALON PROPERTIES, INC., a Maryland corporation, having its principal place of business in Wilton, CT (hereinafter referred to as the "Company").

         WHEREAS, Employee is being employed by the Company in a capacity wherein Employee will come into possession of material of a confidential, sensitive or proprietary nature concerning the business, plans and trade secrets of the Company and its Affiliates (as defined below) and of third parties; and

         WHEREAS, the continued confidential treatment of such information is vital to the success of the Company's business.

         NOW THEREFORE, the parties agree as follows:

         1. Employee acknowledges that his work as an employee of the Company will bring him into close contact with the Confidential Information (as defined below) of the Company and third parties. Employee acknowledges that such Confidential Information is reposed in him in trust.

         2. Employee hereby agrees that he shall, both during and after his employment, maintain such Confidential Information in confidence and neither disclose to others (nor cause to be disclosed) nor use personally (nor cause to be used) such Confidential Information without the prior written permission of the Company. Employee also will take reasonable precautions to prevent the inadvertent exposure of Confidential Information to unauthorized persons or entities.

         3. Employee acknowledges that he may, during his employment, add to the Company's Confidential Information and he agrees that any such additions shall fall within the strictures of this Nondisclosure Agreement.

         4. Employee agrees that upon any termination of his employment with the Company or any Affiliate thereof, or upon request if sooner, he shall forthwith return to the Company all reports, correspondence, notes, financial statements, computer printouts and other documents and recorded material of every nature (including all copies thereof) that may be in his possession or under his control dealing with Confidential Information.

         5. Employee acknowledges that the covenants in this Agreement are expressions of his duty as an employee not to use the Confidential Information to the detriment of the Company. In addition, Employee acknowledges that he shall benefit from entry into this Agreement as the Company shall be willing to continue to provide access to Confidential Information to Employee.

         6. Employee acknowledges that the Company would be irreparably damaged and there would be no adequate remedy at law for Employee's breach of this Agreement, and accordingly, the terms of this Agreement shall be specifically enforced. Employee hereby consents to the entry of any temporary restraining order or preliminary or ex parte injunction, in addition to any other remedies available at law or in equity, to enforce the provisions hereof.

         7. This Agreement is not an agreement of employment and nothing herein shall be construed to obligate the Company to employ Employee for any definite duration or upon any specific terms.

         8. As used herein, "Confidential Information" shall mean all confidential information and trade secrets of the Company or any of its Affiliates, whether now existing or hereafter acquired or developed, including without limitation financial statements, business, plans, working methods, investments, materials, processes, programs, designs, drawings, names of and relationships with current or potential vendors and lenders and other third parties, contractual arrangements, profit formulas, experimental investigations, studies, current or potential customer names and requirements, current or potential professional associations or contracts, information submitted to the Company or its Affiliates by third parties on a confidential basis and similar other non-public or otherwise confidential, sensitive or proprietary information. "Confidential Information" shall not include information that has become generally known within the Company's industry without breach of any obligation of confidentiality of Employee or any third party.

         9. As used herein, the term "Affiliate" shall mean any individual or entity controlling, controlled by or under common control with the Company, now or in the future.

         10. This Agreement shall survive the termination of the employment of Employee and shall not be amended except by a writing signed by the parties hereto. This Agreement shall be binding upon the Employee and his heirs, legal representatives, successors and assigns.

         11. This Agreement shall be governed and construed in accordance with the laws of the State of Maryland.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                               AVALON PROPERTIES, INC.


                               By:
                                  --------------------------------------------
                                    Its:


                               EMPLOYEE:


                               ------------------------------------------------
                               Name:  Thomas J. Sargeant
                               Address:  6107 Woodmont Road
                                               Alexandria, VA  22307



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